UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

———————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 12, 2003

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4220 Varsity Drive, Suite E, Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (734) 975-9111

N/A
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Required FD Disclosure.

The board of directors of Power Efficiency Corporation, a Delaware corporation (the “Registrant” or the “Company”) has appointed a new chief executive officer. Effective June 12, 2003, Richard Koch became the Registrant’s chief executive officer and Raymond J. Skiptunis, the Registrant’s former chief executive officer, became the Registrant’s chief financial officer. Mr. Koch has experience leading a $300 million (sales) wholesale/retail seller of used heavy-duty trucks and was a senior vice president at a publisher of regional business journals. In addition to operations and sales experience, Mr. Koch is an attorney and has worked as a certified public accountant.

The Registrant entered into an employment and compensation agreement with Mr. Koch dated June 9, 2003. The agreement is for a base term of five years and is thereafter renewable for additional periods of one year unless the Company gives notice to the contrary not less than 90 days prior to the expiration of the term or any extension. In accordance with the terms of the agreement, the base salary for 2002 is $240,000, with annual increases and bonuses at the discretion of the compensation committee of the board of directors. During the first year of the Agreement, an amount equal to $60,000 of the base salary shall be accrued and paid at such time as the net cash provided by operating activities of the Company is greater than zero for a period of three consecutive months. The agreement with Mr. Koch also provides, among other things, for reimbursement of certain moving, living and automobile expenses and for certain payments to be made to Mr. Koch in the event of a change of control or termination of Mr. Koch without cause. Mr. Koch also received 1,000,000 stock options which will vest over a five-year period and have exercise prices of $.81 and $.95. The agreement also provides for certain non-competition and nondisclosure covenants. A copy of Mr. Koch’s employment agreement is filed as an exhibit to this 8-K.

The Registrant also entered into an employment and compensation agreement with Mr. Skiptunis dated June 9, 2003 and Mr. Skiptunis executed a release thereby releasing the Registrant from its obligations under Mr. Skiptunis’ prior employment agreement dated November 7, 2002. The agreement is for a base term of 90 days and provides for, among other things, a base salary of $10,000 per month, immediate vesting of all of Mr. Skiptunis’ 700,000 stock options and a discretionary performance bonus. The agreement also provides for certain non-competition and nondisclosure covenants. A copy of Mr. Skiptunis’ employment agreement is filed as an exhibit to this 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7(a) Financial Statements
            Not applicable.

Item 7(b) Pro Forma Financial Information:
            Not applicable.

Item 7(c) Exhibits:

The following exhibits are filed as part of this report:

Description of Document		Location

10.1	Employment Agreement with Richard Koch dated June 9, 2003.	Filed herewith

10.2	Settlement and Release Agreement with Raymond J. Skiptunis dated June 9, 2003.	Filed herewith

10.3	Employment Agreement with Raymond J. Skiptunis dated June 9, 2003.	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
(Registrant)

Date: June 19, 2003	By:	/s/ Richard Koch

Richard Koch, President & CEO